As Filed with the Securities and Exchange Commission on March 22, 2001
                         Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          BLACK WARRIOR WIRELINE CORP.
             (Exact Name of Registrant as specified in its Charter)


                  DELAWARE                                                        11-2904094
----------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)         (IRS Employer Identification Number)


                                         3748 HIGHWAY #45 NORTH, COLUMBUS, MISSISSIPPI 39701
                                                           (601) 329-1047
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                                     1997 OMNIBUS INCENTIVE PLAN
                          --------------------------------------------------------------------------------
                                                        (Full Title of Plan)


                                                    WILLIAM L. JENKINS, PRESIDENT
                                         3748 HIGHWAY #45 NORTH, COLUMBUS, MISSISSIPPI 39701
                                                           (601) 329-1047
                (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                                           With a Copy to:
                                                     WILLIAM S. CLARKE, ESQUIRE
                                                       WILLIAM S. CLARKE, P.A.
                                  457 NORTH HARRISON STREET, SUITE 103, PRINCETON, NEW JERSEY 08540


Table on next page.



                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
        TITLE OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
      SECURITIES TO BE       AMOUNT TO BE           OFFERING PRICE            AGGREGATE              AMOUNT OF
         REGISTERED           REGISTERED               PER UNIT            OFFERING PRICE        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001             15,000                 $1.81(1)                $27,150                 $7.00
par value
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001             40,000                 $2.63(1)               $105,200                $26.00
par value
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001             79,000                 $4.63(1)               $365,770                $91.00
par value
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001              7,500                 $6.28(1)                $47,100                $12.00
par value
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001             143,000                $6.50(1)               $929,500                $232.00
par value
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001             110,000                $6.63(1)               $729,300                $182.00
par value
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001             200,000                $6.69(1)              $1,338,000               $335.00
par value
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001             155,000                $7.50(1)              $1,162,500               $291.00
par value
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001             250,500                $0.54(2)               $135,270                $34.00
par value
----------------------------------------------------------------------------------------------------------------------
                                                                                 TOTAL                $1,210.00
----------------------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 457(h), based on the price at which such options may be exercised.
(2) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on March 15, 2001.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to the registration of 1,000,000 shares of common stock reserved for issuance under the Company's 1997 Omnibus Incentive Plan. As of February 28, 2001, options with respect to 749,500 shares had been granted under the Plan and 250,500 shares were reserved for the future grant of options under the Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN OF INFORMATION

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the introductory Note to Part I, are not filed with the Commission as part of this Registration Statement.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The  Company  will  furnish  without  charge  to each  person to whom a
Section 10(a) Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference in Item 3 of Part II of this Registration Statement. Requests should be addressed to Black Warrior Wireline Corp., 3748 Highway #45 North, Columbus, Mississippi 39701.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Incorporated by reference in this Registration Statement are the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"), filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-18754):

              1. The Company's Annual Report on form 10-KSB for the year ended December 31, 1999.

              2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

              3. The Company Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2000.

              4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

              5. The Company's Current Report on Form 8-K for January 29, 2001.

              6. The  Company's  Current  Report on Form 8-K/A for  February 15,
         2000.

              7. The Company's Current Report on Form 8-K for February 15, 2000.

              8. The Company's Current Report on Form 8-K for October 30, 1998.

              9. The Company's Current Report on Form 8-K for March 16, 1998.

              10. The Company's Current Report on Form 8-K for January 23, 1998.

              11. All documents filed by the Company  pursuant to Section 13(a),
         13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or replaced.

ITEM 4.   DESCRIPTION OF SECURITIES

          The Company's authorized capital stock consists of 175,000,000 shares of Common Stock with $.0005 par value, of which 12,496,408 shares were issued and outstanding as of December 31, 2000, and 2,500,000 shares of Preferred Stock, $.01 par value, none of which were issued or outstanding as of December 31, 2000.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Article VII, Sections 1, 2 and 3 of the Company's By-law provide as follows:

          Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and , with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believes to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          Section 3. To the extent that a Director, officer or employee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections (1) or (2) of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Options to purchase an aggregate of 749,500 shares of Common Stock granted to 28 persons are outstanding under the 1997 Omnibus Incentive Plan (the "Plan"). The options granted are non-transferrable. Each optionee must agree that, unless registered under the

Securities Act of 1933, as amended, (the "Act"), the shares issuable on exercise of an option will bear an appropriate restrictive legend under the Act and stop transfer instructions will be placed against the transfer of the shares. The options were issued in reliance upon the exemption afforded by Sections 4(2) of the Act. An amendment to the Plan was approved by the Company's stockholders on February 9, 2001.


ITEM 8(A)         EXHIBITS

      EXHIBIT NUMBER                          DESCRIPTION
    ------------------  --------------------------------------------------------

            3.1 Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 21, 1989 (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).

            3.2 Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-18, effective date December 6,
                        1988).

            3.3 Amendment to the Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-18, effective date December 6, 1988).

            3.4 Amendment to the Certificate of Incorporation of the Company filed February 13, 2001 (filed herewith).

            3.5 By-Laws of the Company (incorporated by reference to the Company's Registration Statement on Form S-18, effective date December 6, 1988).

            5.1         Opinion of William S. Clarke, P.A.

            24.1        Consent of. PricewaterhouseCoopers LLP

            24.2        Consent of William S. Clarke,  P.A. (included in Exhibit
                        5.1).

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereunder undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include (i) any prospectus required by Section 10(a)(3) of the Securities Act, and to include (ii) any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraph (1) does not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment to that paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by any director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbus, State of Mississippi, on March 19, 2001.


                                    BLACK WARRIOR WIRELINE CORP.



                               By:  /s/  William L. Jenkins
                                    --------------------------------------------
                                    William L. Jenkins, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



  /s/  William L. Jenkins
----------------------------------------       President and Director                March 19, 2001
William L. Jenkins                              (Principal Executive Officer)


  /s/  Ronald Whitter
----------------------------------------       Principal Financial and Accounting    March 19, 2001
Ronald Whitter                                  Officer


  /s/  Charles Underbrink
----------------------------------------       Director                              March 19, 2001
Charles Underbrink


  /s/  John L. Thompson
----------------------------------------       Director                              March 19, 2001
John L. Thompson


  /s/  Alan W. Mann
----------------------------------------       Director                              March 19, 2001
Alan W. Mann